Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 1 dated February 14, 2025 relating to the Common Stock, $0.001 par value, of Perspective Therapeutics, Inc. shall be filed on behalf of the undersigned.

AVIDITY PARTNERS MANAGEMENT LP By Avidity Partners Management (GP) LLC, its general partner By: /s/ Michael Gregory

Title: Managing Member

AVIDITY PARTNERS MANAGEMENT (GP) LLC By: /s/ Michael Gregory

Title: Managing Member

AVIDITY CAPITAL PARTNERS FUND (GP) LP By Avidity Capital Partners (GP) LLC, its general partner By: /s/ Michael Gregory

Title: Managing Member

AVIDITY CAPITAL PARTNERS (GP) LLC By: /s/ Michael Gregory

Title: Managing Member

DAVID WITZKE By: /s/ David Witzke

MICHAEL GREGORY By: /s/ Michael Gregory